Exhibit 99.1


          Abiomed Announces Record Revenue of $14.1 Million for Fiscal First Quarter 2008


    DANVERS, Mass.--(BUSINESS WIRE)--Aug. 9, 2007--Abiomed, Inc. (NASDAQ: ABMD) today announced financial results for its first quarter of fiscal 2008 with record revenue of $14.1 million. This represents growth of 8% over a strong first quarter of fiscal 2007, which was up 55% over the first quarter of fiscal 2006.

    Recent financial and operating highlights include:

    -- Record revenue of $14.1 million, which represents the highest quarterly revenue in Company history.

    -- Record total Impella revenue, up 157%, and record Impella(R) Console revenue.

    -- Record number of AB5000(TM) Ventricles shipped in a quarter and sixth consecutive record quarter for the number of patients supported on the AB5000.

    -- Record number of total ventricular assist device (VAD) units shipped of 629. Impella disposables revenue grew 117%, AB5000 disposables revenue increased 23%, and BVS(R) 5000 disposables revenue declined 26%.

    -- Impella Console revenue increased 400% and AB5000(TM) Console revenue decreased 30%. The Company expects FDA supplement approval on its iPulse(TM) Combination Console in its fiscal third quarter of 2008, which ends December 31, 2007.

    -- Abiomed has provided a formal written response to questions from the FDA on the Company's 510(k) submission for the Impella(R) 2.5 and has provided the FDA with a report on its recently completed 20-patient U.S. pilot study. Abiomed has also submitted the formal request to initiate a randomized pivotal study for the Impella 2.5.

    -- Gross margin for the first quarter of fiscal 2008 was 75%, up 200 basis points.

    -- The first quarter of fiscal 2008 GAAP net loss was $8.3 million, or $.26 per share, which included stock option and other stock-based compensation expense of $1.7 million, or $.05 per share and $1.2 million of expense, or $.04 per share, related to an arbitration decision. The net loss for the first quarter of fiscal 2007 was $6.1 million, or $.23 per share and included stock option and other stock-based compensation expense of $1.7 million, or $.06 per share.

    "We are pleased with the record revenue achieved this quarter through continued progress broadening our product portfolio and expanding our global reach," said Michael R. Minogue, Chairman, CEO and President of Abiomed. "Abiomed is poised for growth with multiple global regulatory milestones pending this fiscal year on the Impella 2.5, Impella(R) 5.0, supplements on the iPulse and AbioCor(R), and new product submissions."

    Financial information for the first quarter of fiscal 2008 is attached to this press release.

    CONFERENCE CALL AND WEBCAST INFORMATION

    Abiomed will host a conference call to discuss the results on Thursday, August 9, 2007, at 8:00 a.m. ET. Michael R. Minogue, Chairman, Chief Executive Officer and President, and Daniel J. Sutherby, Chief Financial Officer, will host the conference call.

    To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial 866-578-5788; the international number is 617-213-8057. The access code is 32438160. A replay of this conference call will be available beginning at 10 a.m. ET on August 9, 2007 through 11:59 p.m. ET on August 23, 2007. The replay phone number is 888-286-8010; the international number is 617-801-6888. The replay access code is 37400047.

    OTHER

    Comparative references made in this press release to revenue, gross margin or other increases/decreases refer to the first quarter of fiscal 2008 as compared to the first quarter of fiscal 2007.

    ABOUT ABIOMED

    Based in Danvers, Massachusetts, Abiomed, Inc., is a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Our products are designed to enable the heart to rest, heal and recover by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

    FORWARD-LOOKING STATEMENTS

    This Release contains forward-looking statements, including statements regarding development of Abiomed's existing and new products, the Company's progress toward commercial growth, the expected timing of regulatory approvals on various products including iPulse, the Impella product line and other products currently under regulatory review, and future opportunities. The Company's actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals on our products including iPulse, the Impella product line and other products currently under regulatory review, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company's filings with the Securities and Exchange Commission, including its most recently filed annual report on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.


                    Abiomed, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                  (in thousands, except share data)

                                                June 30,    March 31,
                                                  2007         2007
                                               -----------  ----------
ASSETS                                         (Unaudited)
----------------------------------------------

Current assets:
 Cash and cash equivalents                      $  62,227   $  69,646
 Short-term marketable securities                     499       5,479
 Accounts receivable, net                          13,829      10,932
 Inventories                                       10,800       8,567
 Prepaid expenses and other current assets          1,972       1,758
                                               -----------  ----------
Total current assets                               89,327      96,382


Property and equipment, net                         6,185       5,764
Intangible assets, net                              7,024       7,329
Goodwill                                           27,000      26,708
                                               -----------  ----------
Total assets                                    $ 129,536   $ 136,183
                                               ===========  ==========


LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------

Current liabilities:
 Accounts payable                               $   3,555   $   5,185
 Accrued expenses                                   5,870       7,017
 Deferred revenue                                     719         695
                                               -----------  ----------
Total current liabilities                          10,144      12,897

Long-term deferred tax liability                    1,494       1,191
Other long-term liabilities                           275          --
                                               -----------  ----------
Total liabilities                                  11,913      14,088
                                               -----------  ----------

Commitments and contingencies

Stockholders' Equity:
 Class B Preferred Stock, $.01 par value
  Authorized-1,000,000 shares; Issued and
   outstanding-none                                    --          --
 Common stock, $.01 par value                         325         323
  Authorized-100,000,000 shares;
  Issued-32,452,138 shares at June 30, 2007
   and 32,254,577 shares at March 31, 2007;
  Outstanding-32,441,119 shares at June 30,
   2007 and 32,243,558 shares at March 31,
   2007
 Additional paid-in-capital                       296,306     292,467
 Accumulated deficit                             (179,739)   (171,189)
 Treasury stock, at cost - 11,019 shares at
  June 30, 2007 and at March 31, 2007                (116)       (116)
 Accumulated other comprehensive income               847         610
                                               -----------  ----------
Total stockholders' equity                        117,623     122,095
                                               -----------  ----------
Total liabilities and stockholders' equity      $ 129,536   $ 136,183
                                               ===========  ==========


               Abiomed, Inc. and Subsidiaries
      Condensed Consolidated Statements of Operations
                        (Unaudited)
           (in thousands, except per share data)


                                                    Three Months Ended
                                                    June 30,  June 30,
                                                      2007      2006
                                                    --------  --------
Revenues:
     Products                                       $13,901   $13,008
     Funded research and development                    162        --
                                                    --------  --------
                                                     14,063    13,008

Costs and expenses:
     Cost of product revenues excluding
      amortization of intangibles                     3,532     3,483
     Research and development                         5,516     5,419
     Selling, general and administrative             12,441     9,392
     Expensed in-process research and development        --       800
     Arbitration decision:
          Reimbursement of legal fees                   504        --
          Non-cash value of warrants                    728        --
     Amortization of intangibles                        380       366
                                                    --------  --------
                                                     23,101    19,460

Loss from operations                                 (9,038)   (6,452)

Other income, net:
     Investment income                                  907       315
     Foreign exchange gain (loss)                       (22)      114
     Other income, net                                   23        30
                                                    --------  --------
                                                        908       459

Loss before provision for income taxes               (8,130)   (5,993)
Provision for income taxes                              145       138
                                                    --------  --------
Net loss                                            $(8,275)  $(6,131)
                                                    ========  ========

Basic and diluted net loss per share                $ (0.26)  $ (0.23)
Weighted average shares outstanding                  32,338    26,488


    CONTACT: Abiomed, Inc.
             Daniel J. Sutherby, 978-646-1812
             Chief Financial Officer
             ir@abiomed.com
             or
             Liza Heapes, 978-646-1668
             Media Relations
             mediarelations@abiomed.com